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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	February 25, 2003
Protection One, Inc. (Exact Name of Registrant as Specified in Charter)	Protection One Alarm Monitoring, Inc. (Exact Name of Registrant as Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)	Delaware (State or Other Jurisdiction of Incorporation)
1-12181-01 (Commission File Number)	1-12181 (Commission File Number)
93-1063818 (I.R.S. Employer Identification No.)	93-1065479 (I.R.S. Employer Identification No.)
818 S. Kansas Avenue Topeka, Kansas 66612 (Address of Principal Executive Offices, Including Zip Code)	818 S. Kansas Avenue Topeka, Kansas 66612 (Address of Principal Executive Offices, Including Zip Code)
(785) 575-1707 (Registrant's Telephone Number, Including Area Code)	(785) 575-1707 (Registrant's Telephone Number, Including Area Code)

Protection One, Inc.

Item 5.    Other Events

        On February 25, 2003, the Company entered into a Partial Stipulation and Agreement (the "Agreement") with the Staff of the Kansas Corporation Commission (the "Commission"), Westar Energy, Inc., Westar Industries, Inc., and MBIA Insurance Corporation (each of which is a party to or intervenor in KCC Docket No. 01-WSRE-949-GIE). The Agreement requests that prior to March 10, 2003, the Commission issue an order granting limited reconsideration and clarification to its previously issued Order No. 55, as more particularly described in the Agreement. The Agreement also requests that the Commission authorize Westar Energy, Inc. and Westar Industries, Inc. to perform their respective obligations to the Company under the Tax Sharing Agreement and the Credit Facility. In addition, the Agreement provides that, among other things, (i) the maximum borrowing capacity under the Credit Facility will be reduced to $228.4 million, (ii) Westar Energy, Inc. may provide funds to Westar Industries, Inc. to the extent necessary to perform its obligations under the Credit Facility, (iii) Westar Energy, Inc. will reimburse the Company approximately $4.43 million in the aggregate for expenses incurred by the Company in connection with services provided by Protection One Data Services, Inc. and AV One, Inc. to Westar Energy, Inc. and (iv) the Management Services Agreement between the Company and Westar Energy, Inc. is cancelled.

        In addition, the parties to the Agreement filed with the Commission a Joint Motion for Expedited Approval of Partial Stipulation and Agreement (the "Joint Motion"), requesting that the Commission approve the Agreement on an expedited basis.

        Copies of the Agreement and the Joint Motion are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 7.    Financial Statements and Exhibits

  (c)
  Exhibits

    Exhibit 99.1—Partial Stipulation and Agreement, dated February 25, 2003

    Exhibit 99.2—Joint Motion for Expedited Approval of Partial Stipulation and Agreement, dated February 25, 2003

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protection One, Inc.
Date: February 27, 2003	By:	/s/ Darius G. Nevin Darius G. Nevin Executive Vice President and Chief Financial Officer
Protection One Alarm Monitoring, Inc.
Date: February 27, 2003	By:	/s/ Darius G. Nevin Darius G. Nevin Executive Vice President and Chief Financial Officer

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Protection One, Inc.
  Item 5. Other Events
  Item 7. Financial Statements and Exhibits
SIGNATURE